Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”), which is dated January 28th, 2019 (the “Effective Date”), is made by and between ClearSign Combustion Corporation, located at 12870 Interurban Avenue South, Seattle, Washington 98168 and hereinafter referred to as “Company”, and Colin James Deller, whose address is ________________, hereinafter referred to as “Executive.” The purpose of this Agreement is to confirm the terms of the employment relationship between Company and Executive.

RECITALS

WHEREAS, Company wishes to retain the services of Executive, and Executive wishes to render services to Company, initially as its President and, no later than April 1, 2019, as its Chief Executive Officer;

WHEREAS, Company and Executive wish to set forth in this Agreement the duties and responsibilities that Executive has agreed to undertake on behalf of Company, and the responsibilities that Company will owe to Executive.

THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, Company and Executive (who are sometimes individually referred to as a “Party” and collectively referred to as the “Parties”) agree as follows:

AGREEMENT

1.	TERM.

Pursuant to the terms of this Agreement, Company hereby employs Executive as Company’s President through March 31, 2019 and as its Chief Executive Officer beginning on April 1, 2019 and Executive hereby accepts employment with Company pursuant to the terms of this Agreement. This Agreement is effective on the Effective Date and will continue for a period of two years (the “Initial Term”). Before the expiration of the second year of the Initial Term, the Compensation Committee will review Executive’s performance and, if the Board of Directors (the “Board”) deems Executive’s performance is satisfactory, the term of Executive’s employment will be extended for an additional year (the “Extension”). During the Extension and each one year Extension thereafter, the Compensation Committee will review Executive’s performance and, if it is deemed by the Board to be satisfactory, will continue Executive’s employment for an additional one year Extension. In this Agreement, the word “Term” shall refer, depending on the context used, to the Initial Term or to any subsequent Extension. Irrespective of the foregoing, this Agreement may be terminated at any time in accordance with the provisions of Section 11 or Section 12 below.

2.	GENERAL DUTIES.

Service as President and Chief Executive Officer. Executive shall devote his entire productive time, ability, and attention to Company’s business during Executive’s employment. As President, Executive shall report to the Chief Executive Officer and to the Board and, upon assuming the role of Chief Executive Officer, Executive shall report to the Board. During his tenure as President, Executive agrees to keep the Chief Executive Officer and the Board, and during his tenure as Chief Executive Officer, Executive agrees to keep the Board, fully informed with regard to critical issues affecting the value and reputation of Company. In his capacity as President, Executive shall exercise the powers and discharge the duties of his office that are not reserved to the Chief Executive Officer. Once he assumes the role of Chief Executive Officer, Executive shall exercise the powers and discharge the duties of his office that are not reserved to the Board, and shall have the authority and control over all personnel of Company (with the exception of the powers reserved to the Board pursuant to Section 4 of Company’s bylaws to appoint and to terminate or remove executive officers or subordinate officers), shall be responsible for managing the overall operations of Company, and shall act as the main point of communication between the Board and Company’s operations. Executive shall do and perform all services, acts, or things necessary or advisable to discharge his duties under this Agreement, and such other duties as are commonly performed by an employee of his rank in a publicly traded corporation or which may, from time to time, be prescribed by Company through the Board. Executive agrees to cooperate with and work to the best of his ability with Company’s management team, which includes the Board and the officers and other employees, to continually improve Company’s reputation in its industry for quality products and performance.

3.	NONSOLICITATION AND PROPRIETARY PROPERTY AND

CONFIDENTIAL INFORMATION PROVISIONS.

As a condition of his employment with Company, Executive has executed an Employee Intellectual Property Assignment and Nondisclosure Agreement, the terms of which are included by reference into this Agreement.

4.	COMPLIANCE WITH SECURITIES LAWS AND COMPANY POLICIES.

(a)       Securities Law Compliance. Executive acknowledges that he is subject to the provisions of Sections 10 and 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. Executive acknowledges that Sections 10 and 16 and the rules and regulations promulgated thereunder may prohibit Executive from selling or transferring his securities in Company. Executive agrees that he will comply with Company’s policies, as stated from time to time, relating to selling or transferring Company’s securities.

(b)       Compliance with Company Policies. Executive acknowledges that, as an employee of Company, he will be subject to all policies and procedures enacted by Company including, but not limited to, Company’s Code of Business Conduct and Ethics, policies and procedures relating to the use of Company’s information technology, policies and procedures relating to the protection of Company’s intellectual property and policies and procedures relating to workplace safety.

(c)       Violations of Securities Laws or Company Policies. Executive agrees that violations of the federal or state securities laws or Company policies may result in disciplinary action, up to and including termination for cause.

5.	COMPENSATION.

(a)       Annual Salary. Company shall pay to Executive an annual base salary in the amount of $350,000 (the “Annual Salary”). The Annual Salary shall be subject to any tax withholdings and/or employee deductions that are applicable. The Annual Salary shall be paid to Executive in equal installments in accordance with the periodic payroll practices of Company for its employees. The Annual Salary will be subject to review and increase at the sole discretion of the Board no less frequently than annually.

(b)       Bonuses. At least annually, Executive and the Compensation Committee of the Board of Directors shall meet to establish (i) performance standards and goals (“Standards and Goals”) to be met by Executive and (ii) bonus targets based on the Standards and Goals that are achieved. The Standards and Goals will support a bonus of 60% of Executive’s Annual Salary. The Standards and Goals and the bonus targets shall be mutually agreed to by Executive and the Compensation Committee. Nothing in this subsection (b) shall prevent Executive and the Compensation Committee from mutually agreeing to alternatives to the computation of the bonus to be paid to Executive in accordance with this subsection (b) (the “Bonus”). Any Bonus shall be paid in options to purchase Company’s common stock valued using the Black-Scholes option valuation model, will be subject to any applicable tax withholdings and/or employee deductions and shall be payable no later than April 1st in the year following the year in which the Bonus was earned, provided that Executive’s employment has not been sooner terminated under Sections 11 or 12(c) of this Agreement. Assuming that Executive’s employment has not been terminated under Sections 11 or 12(c) of this Agreement, Executive shall receive a Bonus having a value of no less than $100,000 for services provided pursuant to this Agreement through December 31, 2019.

(c)       Participation In Employee Benefit Plans. Executive shall have the same rights, privileges, benefits and opportunities to participate in any of Company’s employee benefit plans that may now or hereafter be in effect on a general basis for executive officers or employees. During Executive’s employment, the Company shall provide, at Company’s sole expense, medical health insurance (including vision and dental) benefits for Executive, his spouse and children (as defined in such policy or policies), under the same policy or policies generally available to other executive officers of Company. Irrespective of the foregoing, Company may change any benefits contractor, or discontinue any of the foregoing benefits without replacement, in its sole discretion, and any such change or discontinuance will not be a breach of this Agreement.

6.	EQUITY COMPENSATION.

(a)       Signing Option. On the Effective Date, Company shall issue to Executive an option (the “Signing Option”) for the purchase of 400,000 shares of Company’s common stock (the “Signing Option Shares”). The Signing Option shall be an incentive stock option to the extent permitted under the Internal Revenue Code (the “Code”). The per share exercise price of the Signing Option Shares shall be equal to the closing price of Company’s common stock on the grant date and the term of the Signing Option shall be 10 years. The right to purchase one-third of the Signing Option Shares shall vest on the Effective Date; the right to purchase one-third of the Signing Option Shares shall vest on the first anniversary of the grant date; and the right to purchase one-third of the Signing Option Shares shall vest on the second anniversary of the grant date.

(b)       Additional Option. On the Effective Date, Company shall issue to Executive an option (the “Additional Option”) for the purchase of 200,000 shares of Company’s common stock common stock (the “Additional Option Shares”). The Additional Option shall be an incentive stock option to the extent permitted under the Code. The per share exercise price of the Additional Option Shares shall be $2.25 and the term of the Additional Option shall be 10 years. The right to purchase one-third of the Additional Option Shares shall vest on the Effective Date; the right to purchase one-third of the Additional Option Shares shall vest on the first anniversary of the grant date; and the right to purchase one-third of the Additional Option Shares shall vest on the second anniversary of the grant date.

7.	REIMBURSEMENT OF BUSINESS EXPENSES AND MOVING ALLOWANCE.

(a)       Reimbursement of Business Expenses. Company shall promptly reimburse Executive for all reasonable business expenses incurred by Executive in connection with the business of Company. However, each such expenditure shall be reimbursable only if Executive furnishes to Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

(b)       Relocation Adjustment. Company shall provide Executive with up to $6,000 each month to be used for accommodations at hotels, rent for a personal residence in Seattle, Washington, trips to and from Tulsa, Oklahoma for himself and/or his wife and family and for any additional expenses agreed to by Company (the “Relocation Adjustment”). For so long as the Relocation Adjustment is paid for these expenses, reimbursement shall be subject to the evidence requirements of Section 7(a) above. Executive shall receive the Relocation Adjustment for a period of 4 years from the Effective Date (the “Payment Period”), provided, however, if, during the Payment Period, Company relocates its corporate headquarters to Tulsa, Oklahoma, Company shall no longer be required to pay the Relocation Adjustment. If, during the Payment Period, Company relocates its corporate headquarters from Seattle, Washington to a location in the United States other than Tulsa, Oklahoma, Executive and Company shall determine whether the Relocation Adjustment shall be adjusted or terminated.  If Executive purchases a home in Seattle, Washington or a nearby suburb, Company shall pay the entire Relocation Adjustment ($6,000) each month throughout the remainder of the Payment Period. The Relocation Adjustment may be adjusted or terminated upon mutual agreement of Company and Executive. Payment of the Relocation Adjustment shall be subject to any federal or state withholding or employment taxes, as may be applicable. Any tax incurred by Executive as a result of payment of the Relocation Adjustment, other than federal or state withholding or employment taxes, shall be payable by Executive.

(c)       Relocation Allowance. Company shall reimburse Executive for reasonable relocation expenses actually and properly incurred if the Executive moves to Seattle, Washington from Tulsa, Oklahoma, up to a maximum of $100,000, which expenses shall be subject to the evidence requirements of Section 7(a) above. Such expenses shall include:

(i)       Moving Expenses. All reasonably incurred expenses to move Executive’s home furnishings and personal property to Seattle, Washington.

(ii)       Closing Costs. Customary closing costs in connection with the sale of Executive’s home in Tulsa, Oklahoma, including realtor commissions.

(iii)       Income Tax Consequences. Payment of the relocation expenses shall be subject to any federal or state withholding or employment taxes, as may be applicable. Any tax incurred by Executive as a result of payment of the relocation expenses, other than federal and state withholding or employment taxes, shall be payable by Executive

8.	PAID TIME OFF.

Executive shall be entitled to four weeks of paid time off each year and, if unused, may carry-over one week of paid time off into the next year. However, failure to use paid time off by the end of the year in which it is earned shall prevent the accrual of additional paid time off during the next year.

9.	INDEMNIFICATION OF LOSSES.

So long as Executive’s actions were taken in good faith and in furtherance of Company’s business and within the scope of Executive’s duties and authority, Company shall indemnify and hold Executive harmless to the full extent of the law from any and all claims, losses and expenses sustained by Executive as a result of any action taken by him to discharge his duties under this Agreement and Company shall defend Executive, at Company’s expense, in connection with any and all claims by stockholders or third parties.

10.	PERSONAL CONDUCT.

Executive agrees promptly and faithfully to comply with all present and future policies, requirements, directions, requests and rules and regulations of Company in connection with Company’s business. Executive further agrees to conform to all laws and regulations and not at any time to commit any act or become involved in any situation or occurrence tending to bring Company into public scandal, ridicule or which will reflect unfavorably on the reputation of Company.

11.	TERMINATION FOR CAUSE.

The Board may terminate Executive for cause immediately, without notice, if Company reasonably concludes that Executive has committed fraud, theft, embezzlement, misappropriation of Company funds or other property, or any felony. The Board may also terminate Executive for cause for any of the following:

(a)       breach by Executive of any material provision of this Agreement;

(b)       violation by Executive of any statutory or common law duty of loyalty to Company;

(c)       a material violation by Executive of Company’s employment policies; or

(d)       commission of such acts of dishonesty, gross negligence, or willful misconduct as would prevent the effective performance of Executive’s duties or which result in material harm to Company, its reputation or its business.

The Board may terminate this Agreement for cause by giving written notice of termination to Executive, provided, however, if the Board declares Executive to be in default of this Agreement under subsection (a) above because Executive fails to substantially perform his material duties and responsibilities under this Agreement, the Board shall deliver a written demand for substantial performance of such duties and responsibilities to Executive. Such demand must identify the manner in which the Board believes that Executive has not substantially performed his duties, and Executive shall have a period of 30 days to correct the deficient performance. Upon termination for cause, with the exception of the terms of this Sections 11 and any obligations, duties and responsibilities Executive has under the Employee Intellectual Property Assignment and Nondisclosure Agreement, the obligations of Executive and Company under this Agreement shall immediately cease. Such termination shall be without prejudice to any other remedy to which Company may be entitled either at law, in equity, or under this Agreement. If Executive’s employment is terminated pursuant to this Section 11, Company shall pay to Executive (i) Executive’s accrued but unpaid Annual Salary and the value of unused paid time off through the effective date of the termination, (ii) business expenses incurred prior to the effective date of termination, and (iii) the Relocation Adjustment accrued but unpaid prior to the effective date of termination. Executive shall not be paid the Relocation Adjustment for the remainder of the Payment Period and shall not be entitled to continue to participate in any employee benefit plans except to the extent provided in such plans for terminated participants, or as may be required by applicable law.

In the event of a termination of Executive’s employment pursuant to this Section 11, the disposition of Executive’s options granted pursuant to Section 6 hereof shall be governed by the applicable terms and conditions of the 2011 Equity Incentive Plan (the “Plan”), if the option has been granted pursuant to the Plan, and any award agreement executed in respect of such options.

12.	TERMINATION WITHOUT CAUSE.

(a)       Death. Executive’s employment shall terminate upon the death of Executive. Upon such termination, the obligations of Executive and Company under this Agreement shall immediately cease. If Executive’s employment is terminated pursuant to this Section 12(a), Company shall pay to Executive’s estate (i) Executive’s accrued but unpaid Annual Salary and the value of unused paid time off through the effective date of the termination; (ii) business expenses incurred but unpaid prior to the effective date of termination; (iii) Executive’s accrued but unpaid Bonus, if any; (iv) the Relocation Adjustment, accrued but unpaid prior to the effective date of termination; and (v) the Relocation Adjustment from and after the effective date of termination through the end of the Payment Period. All payments made pursuant to this paragraph shall be made less legal deductions. Company may elect, in its sole discretion, to pay the Relocation Adjustment in one lump sum or on regular pay days following termination of Executive’s employment. Executive’s family shall not be entitled to continue to participate in any employee benefit plans except to the extent provided in such plans for terminated participants, or as may be required by applicable law. The disposition of Executive’s options granted pursuant to Section 6 hereof shall be governed by the applicable terms and conditions of the Plan, if the option has been granted pursuant to the Plan, and any award agreement executed in respect of such options.

(b)       Disability. The Board reserves the right to terminate Executive’s employment upon 30 days written notice if, for a period of 90 days, Executive is prevented from substantially discharging the essential functions of his position as President and Chief Executive Officer, with or without reasonable accommodation, due to any physical or mental disability. If Executive’s employment is terminated pursuant to this Section 12(b), Company shall pay to Executive (i) Executive’s accrued but unpaid Annual Salary and the value of unused paid time off through the effective date of the termination; (ii) business expenses incurred but unpaid prior to the effective date of termination; (iii) Executive’s accrued but unpaid Bonus, if any; (iv) the Relocation Adjustment, accrued but unpaid prior to the effective date of termination; and (v) the Relocation Adjustment from and after the effective date of termination through the end of the Payment Period. All payments made pursuant to this paragraph shall be made less legal deductions. Company may elect, in its sole discretion, to pay the Relocation Adjustment in one lump sum or on regular pay days following termination of Executive’s employment. Executive shall not be entitled to continue to participate in any employee benefit plans except to the extent provided in such plans for terminated participants, or as may be required by applicable law. The disposition of Executive’s options granted pursuant to Section 6 hereof shall be governed by the applicable terms and conditions of the Plan, if the option has been granted pursuant to the Plan, and any award agreement executed in respect of such options.

(c)       Election By Executive. Executive’s employment may be terminated at any time by Executive upon not less than 30 days written notice by Executive to the Board. If Executive’s employment is terminated pursuant to this Section 12(c), Company shall pay to Executive (i) Executive’s accrued but unpaid Annual Salary and the value of unused paid time off through the effective date of the termination; (ii) business expenses incurred but unpaid prior to the effective date of termination; and (iii) the Relocation Adjustment, accrued but unpaid prior to the effective date of termination. All payments made pursuant to this paragraph shall be made less legal deductions. Executive shall not be paid the Relocation Adjustment for the remainder of the Payment Period and shall not be entitled to continue to participate in any employee benefit plans except to the extent provided in such plans for terminated participants, or as may be required by applicable law. The disposition of Executive’s options granted pursuant to Section 6 hereof shall be governed by the applicable terms and conditions of the Plan, if the option has been granted pursuant to the Plan, and any award agreement executed in respect of such options.

(d)       Election By Company. Executive’s employment may be terminated at any time by Company upon not less than 30 days written notice by the Board to Executive. If Executive’s employment is terminated pursuant to this Section 12(d), Company shall pay to Executive (i) Executive’s accrued but unpaid Annual Salary and the value of unused paid time off through the effective date of the termination; (ii) Executive’s accrued but unpaid Bonus, if any; (iii) business expenses incurred but unpaid prior to the effective date of termination; (iv) the Relocation Adjustment, accrued but unpaid prior to the effective date of termination; (v) the Relocation Adjustment from and after the effective date of termination through the end of the Payment Period; and (vi) severance consisting of six months Annual Salary, all less legal deductions. Company may elect, in its sole discretion, to pay the severance and the Relocation Adjustment in one lump sum or on regular pay days following termination of Executive’s employment. Executive shall be entitled, at Executive’s expense, to continue to participate in employee benefit plans described in Section 5(c) for a period of six months following termination of Executive’s employment, to the extent provided in such plans for terminated participants, or as may be required by applicable law. The disposition of Executive’s options granted pursuant to Section 6 hereof shall be governed by the applicable terms and conditions of the Plan, if the option has been granted pursuant to the Plan, and any award agreement executed in respect of such options.

(e)       Termination Due to a Change in Control. Executive’s employment may be terminated upon a Change in Control. For purposes of this Agreement, the term “Change in Control” shall mean the sale or disposition by Company to an unrelated third party of substantially all of its business or assets, or the sale of the capital stock of Company in connection with the sale or transfer of a Controlling Interest in Company to an unrelated third party, or the merger or consolidation of Company with another corporation as part of a sale or transfer of a Controlling Interest in Company to an unrelated third party. For purposes of this definition, the term “Controlling Interest” means the sale or transfer of Company’s securities representing greater than 50% of the voting power. It will be presumed that a termination is a termination under this subsection (e) rather than a termination under subsection (d) (Election by Company) if Executive’s employment is terminated during the period that begins when negotiations for the Change in Control begin and ends on the six month anniversary of the closing of the Change in Control transaction and such termination is not a termination for cause pursuant to Section 11 or a termination resulting from Executive’s death, disability, or election pursuant to subsections (a), (b) or (c) of this Section 12. If Executive’s employment is terminated pursuant to this Section 12(e), Executive shall be entitled to receive (i) Executive’s accrued but unpaid Annual Salary and the value of unused paid time off through the effective date of the termination; (ii) Executive’s accrued but unpaid Bonus, if any; (iii) business expenses incurred but unpaid prior to the effective date of termination; (iv) the Relocation Adjustment, accrued but unpaid prior to the effective date of termination; (v) the Relocation Adjustment from and after the effective date of termination through the end of the Payment Period; and (vi) severance consisting of six months Annual Salary, all less legal deductions. In addition, any equity award that was scheduled to vest during the period following the termination of Executive’s employment will vest immediately upon the termination of Executive’s employment pursuant to this Section 12(e).

With the exception of the terms of this Sections 12 and any obligations, duties and responsibilities Executive has under the Employee Intellectual Property Assignment and Nondisclosure Agreement, upon termination of Executive’s employment the obligations of Executive and Company under this Agreement shall immediately cease.

13.	MISCELLANEOUS.

(a)       Preparation of Agreement. It is acknowledged by each Party that such Party either had separate and independent advice of counsel or the opportunity to avail itself or himself of same. In light of these facts it is acknowledged that no Party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any Party as the alleged draftsman of this Agreement.

(b)       Cooperation. Each Party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

(c)       Interpretation.

(i)       Entire Agreement/No Collateral Representations. Each Party expressly acknowledges and agrees that this Agreement, including all exhibits attached hereto: (1) is the final, complete and exclusive statement of the agreement of the Parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the “Prior Agreements”), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the Party against whom enforcement of the modification or supplement is sought.

(ii)       Waiver. No breach of any agreement or provision herein contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the Party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

(iii)       Remedies Cumulative. The remedies of each Party under this Agreement are cumulative and shall not exclude any other remedies to which such Party may be lawfully entitled.

(iv)       Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

(v)       No Third Party Beneficiary. Notwithstanding anything else herein to the contrary, the parties specifically disavow any desire or intention to create any third party beneficiary obligations, and specifically declare that no person or entity, other than as set forth in this Agreement, shall have any rights hereunder or any right of enforcement hereof.

(vi)       Headings; References; Incorporation; Gender. The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. Any exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

(d)       Enforcement.

(i)       Applicable Law. This Agreement and the rights and remedies of each Party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of Washington, as if this agreement were made, and as if its obligations are to be performed, wholly within the State of Washington.

(ii)       Consent to Jurisdiction and Venue. Any action or proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state or federal courts of Washington within King County.

(iii)       Attorneys’ Fees. If court proceedings are required to enforce any provision of this Agreement, the substantially prevailing or successful Party shall be entitled to an award of the reasonable and necessary expenses of litigation, including reasonable attorneys’ fees.

(e)       No Assignment of Rights or Delegation of Duties by Executive. Executive’s rights and benefits under this Agreement are personal to him and therefore (i) no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; and (ii) Executive may not delegate his duties or obligations hereunder.

(f)       Notices. Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called “Notices”) required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by private overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), or (C) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the 5th business day following the date mailed). Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this Agreement, or to such other address as the receiving Party shall have specified most recently by like Notice, with a copy to the other Parties hereto. Any Notice given to the estate of a Party shall be sufficient if addressed to the party as provided in this subparagraph.

(g)       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

(h)       Execution by All Parties Required to be Binding; Electronically Transmitted Documents. This Agreement shall not be construed to be an offer and shall have no force and effect until this Agreement is fully executed by all Parties hereto. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the Party whose facsimile signature appears.

IN WITNESS WHEREOF, the parties have executed this Agreement.

Company:

CLEARSIGN COMBUSTION CORPORATION

Date: January 28, 2019	By:	/s/ Robert T. Hoffman Sr.
Robert T. Hoffman Sr.
Chief Executive Officer

Executive:

Date: January 28, 2019	/s/ Colin James Deller
Colin James Deller